                                                                    Exhibit 4.1


         UNDERWRITER'S WARRANT AGREEMENT (the "Underwriter's Warrant Agreement"
or "Agreement"), dated as of      , 1998, between EAGLE SUPPLY GROUP, INC.
(the "Company") and BARRON CHASE SECURITIES, INC. (the "Underwriter").


                              W I T N E S S E T H:

         WHEREAS, the Underwriter has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Company and the Underwriter, to act as the Underwriter in connection with the Company's proposed public offering of 2,000,000 shares of the Company's Common Stock at $5.00 per share and 2,500,000 Warrants ("Public Warrants") at $.125 per Public Warrant (the "Public Offering"); and

         WHEREAS, the Company proposes to issue to the Underwriter and/or persons related to the Underwriter as those persons are defined in Rule 2710 of the NASD Conduct Rules (the "Holder"), 200,000 warrants ("Common Stock Underwriter Warrants") to purchase 200,000 shares of the Company's Common Stock (the "Shares") and 250,000 warrants ("Warrant Underwriter Warrants") to purchase 250,000 Common Stock Purchase Warrants ("Underlying Warrants") exercisable to purchase 250,000 shares of the Company's Common Stock. The "Common Stock Underwriter Warrants" and the "Warrant Underwriter Warrants" are collectively referred to as the "Warrants". The "Shares" and the "Underlying Warrants" are collectively referred to as the "Warrant Securities"; and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Holders in consideration for, and as part of the compensation in connection with, the Underwriter acting as Underwriter pursuant to the Underwriting Agreement.

         NOW, THEREFORE, in consideration of the premises, the payment to the Company of TEN DOLLARS AND NO CENTS ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Grant and Period.

         The above recitals are true and correct. The Public Offering has been registered under a Registration Statement on Form S-1 (File No. 333-09951) and declared effective by the Securities and Exchange Commission (the "SEC" or "Commission") on , 1998 (the "Effective Date"). This Agreement, relating to the purchase of the Warrants, is entered into pursuant to the Underwriting Agreement between the Company and the Underwriter in connection with the Public Offering.

         Pursuant to the Warrants, the Holders are hereby granted the right to purchase from the Company, at any time during the period commencing on the Effective Date and expiring five (5) years thereafter (the "Expiration Time"), up to 200,000 Shares at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $8.25 per share (165% of the public offering price) and/or 250,000 non-redeemable Underlying Warrants at an initial exercise price of $.20625 per warrant (165% of the public offering price) (the "Exercise Price" or "Purchase Price"), subject to the terms and conditions of this Agreement. Each Underlying Warrant is exercisable to purchase one (1) share of Common Stock at $8.25 per share during the five (5) year period commencing on the Effective Date.

         Except as specifically otherwise provided herein, the Shares and the Underlying Warrants constituting the Warrant Securities shall bear the same terms and conditions as such securities described under the caption "Description of Securities" in the Registration Statement, and as designated in the Company's Articles of Incorporation and any amendments thereto, and the Underlying Warrants shall be governed by the terms of the Warrant Agreement executed in connection with the Company's public offering (the "Warrant Agreement"), except as provided herein, and the Holders shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Warrants, the Shares, the Underlying Warrants, and the shares of Common Stock underlying the Underlying Warrants, as more fully described in paragraph seven (7) of this Underwriter's Warrant Agreement. In the event of any extension or change of the expiration date or reduction or change of the exercise price of the Public Warrants, the same expiration date and percentage price change to the Underlying Warrants shall be simultaneously effected, except that the Underlying Warrants shall expire no later than five (5) years from the Effective Date.

         2.  Warrant Certificates.

         The warrant certificates (the "Warrant Certificate") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in the form of Warrant Certificate, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3.  Exercise of Warrant.

         3.1 Full Exercise.

             (i) The Holder hereof may effect a cash exercise of the Common Stock Underwriter Warrants and/or the Warrant Underwriter Warrants and/or the Underlying Warrants by surrendering the Warrant Certificate, together with a Subscription in the form of Exhibit "A" attached thereto, duly executed by such Holder to the Company, at any time prior to the Expiration Time, at the Company's principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate purchase price
         (the "Aggregate Price"), subject to any adjustments provided for in this Agreement. The aggregate price hereunder for each Holder shall be equal to the exercise price as set forth in Section six (6) hereof multiplied by the number of Warrants, Underlying Warrants or Shares that are the subject of each Holder's Warrant (as adjusted as hereinafter provided).

                  (ii) The Holder hereof may effect a cashless exercise of the Common Stock Underwriter Warrants and/or the Underlying Warrants by delivering the Warrant Certificate to the Company together with a Subscription in the form of Exhibit "B" attached thereto, duly executed by such Holder, in which case no payment of cash will be required. Upon such cashless exercise, the number of Shares to be purchased by each Holder hereof shall be determined by dividing: (i) the number obtained by multiplying the number of Shares that are the subject of each Holder's Warrant Certificate by the amount, if any, by which the then Market Value (as hereinafter defined) exceeds the Purchase Price; by
         (ii) the per share purchase price. In no event shall the Company be obligated to issue any fractional securities and, at the time it causes a certificate or certificates to be issued, it shall pay the Holder in lieu of any fractional securities or shares to which such Holder would otherwise be entitled, by the Company check, in an amount equal to such fraction multiplied by the Market Value. The Market Value shall be determined on a per Share basis as of the close of the business day preceding the exercise, which determination shall be made as follows:
         (a) if the Common Stock is listed for trading on a national or regional stock exchange or is included on the NASDAQ National Market or Small-Cap Market, the average closing sale price quoted on such exchange or the NASDAQ National Market or Small-Cap Market which is published in The Wall Street Journal for the ten (10) trading days immediately preceding the date of exercise, or if no trade of the Common Stock shall have been reported during such period, the last sale price so quoted for the next day prior thereto on which a trade in the Common Stock was so reported; or (b) if the Common Stock is not so listed, admitted to trading or included, the average of the closing highest reported bid and lowest reported ask price as quoted on the National Association of Securities Dealer's OTC Bulletin Board or in the "pink sheets" published by the National Daily Quotation Bureau for the first day immediately preceding the date of exercise on which the Common Stock is traded.

         3.2 Partial Exercise. The securities referred to in paragraph 3.1 above also may be exercised from time to time in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 hereof, except that with respect to a cash exercise, the Purchase Price payable shall be equal to the number of securities being purchased hereunder multiplied by the per security Purchase Price, subject to any adjustments provided for in this Agreement. Upon any such partial exercise, the Company, at its expense, will forthwith issue to the Holder hereof a new Warrant Certificate or Warrants of like tenor calling in the aggregate for the number of securities (as constituted as of the date hereof) for which the Warrant Certificate shall not have been exercised, issued in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

         4.       Issuance of Certificates.

         Upon the exercise of the Warrants and/or the Underlying Warrants, the issuance of certificates for the shares of Common Stock and/or other securities shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the shares of Common Stock and/or other securities shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or Chief Executive Officer or the President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5.       Restriction On Transfer of Warrants.

         The Holder of a Warrant Certificate, by acceptance thereof, covenants and agrees that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one
(1) year from the Effective Date of the Public Offering, except (a) to officers of the

Underwriter or to officers and partners of the Selected Dealers participating in the Public Offering; (b) by will; or (c) by operation of law.

         6.       Exercise Price.

         6.1      Initial and Adjusted Exercise Prices.

         The initial exercise price of each Common Stock Underwrce of each Warrant Underwriter Warrant shall be $.20625 per Underlying Warrant (165% of the public offering price). The initial exercise price of each Underlying Warrant shall be $8.25 per share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof. The Warrant Underwriter Warrants and the Underlying Warrants are exercisable during the five (5) year period commencing on the Effective Date.

         6.2      Exercise Price.

         The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.       Registration Rights.

         7.1 Registration Under the Securities Act of 1933.

         The Warrants, the Shares, the Underlying Warrants and the shares of Common Stock issuable upon exercise of the Underlying Warrants (collectively the "Registrable Securities") have been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares, the Underlying Warrants and/or the shares of Common Stock issuable upon exercise of the Underlying Warrants shall bear the following legend in the event there is no current registration statement effective with the Commission at such time as to such securities:

         The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act and applicable state securities laws is available.

         7.2      Piggyback Registration.

         If, at any time commencing after the Effective Date of the offering and expiring seven (7) years thereafter, the Company prepares and files a post-effective amendment to the Registration Statement, or a new Registration Statement under the Act, or files a Notification on Form 1-A or otherwise registers securities under the Act, or files a similar disclosure document with the Commission (collectively the "Registration Documents") as to any of its securities under the Act (other than under a Registration Statement pursuant to Form S-8), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such Registration Document, to the Underwriter and to all other Holders of the Registrable Securities of its intention to do so. If the Underwriter and/or other Holders of the Registrable Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such Registrable Securities in such proposed Registration Documents, the Company shall afford the Underwriter and such Holders of such Registrable Securities the opportunity to have any Registrable Securities registered under such Registration Documents or any other available Registration Document.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         7.3      Demand Registration.

         (a) At any time commencing one (1) year after the Effective Date of the Public Offering, and expiring four (4) years thereafter, the Holders of Registrable Securities representing more than 50% of such securities at that time outstanding shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and/or such other documents, including a prospectus, and/or any other appropriate disclosure document as may be reasonably necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respec(or such longer period of time as permitted by the Act) by such Holders and any other Holders of any of the Registrable Securities who notify the Company within twenty (20) days after being given notice from the Company of such request. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand

Registration has been declared effective by the SEC and maintained continuously effective for a period of at least nine months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration, provided that a Demand Registration shall be counted as a Demand Registration hereunder if the Company ceases its efforts in respect of such Demand Registration at the request of the majority Holders making the demand for a reason other than a material and adverse change in the business, assets, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole.

         (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by the majority of the Holders to all other registered Holders of any of the Registrable Securities within twenty
(20) days from the date of the receipt of any such registration request.

         (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing one (1) year after the Effective Date of the offering, and expiring four (4) years thereafter, the Holders of a majority of the Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement or any other appropriate disclosure document so as to permit a public offering and sale for nine (9) consecutive months (or such longer period of time as permitted by the Act) by any such Holder of Registrable Securities; provided, however, that the provisions such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders participating in the offering pro-rata.

         (d) Any written request by the Holders made pursuant to this Section
7.3 shall:

                  (i) specify the number of Registrable Securities which the Holders intend to offer and sell and the minimum price at which the Holders intend to offer and sell such securities;

                  (ii) state the intention of the Holders to offer such securities for sale;

                  (iii) describe the intended method of distribution of such securities; and

                  (iv) contain an undertaking on the part of the Holders to provide all such information and materials concerning the Holders and take all such action as may be reasonably required to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the registration statement.

         (e) In the event the Company receives from the Holders of any Registrable Securities representing more than 50% of such securities at that time outstanding, a request that the Company effect a registration on Form S-3 with respect to the Registrable Securities and if Form S-3 is available for such offering, the Company shall, as soon as practicable, effect such registration as would permit or facilitate the sale and distribution of the Registrable Securities as are specified in the request. All expenses incurred in connection with a registration requested pursuant to this Section shall be borne by the Company (except transfer taxes, if any, fees and expenses of Holder(s) counsel, and the Holder's pro-rata portion of any selling discounts or commissions). Registrations effected pursuant to this Section 7.3(e) shall not be counted as registrations pursuant to Section 7.3(a) and 7.3(c) hereof.

         7.4      Covenants of the Company With Respect to Registration.

         In connection with the filing of any Registration Document by the Company, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement within forty-five (45) days of receipt of any demand pursuant to
Section 7.3, and shall use its best efforts to have any such registration statement declared effective at the earliest practicable time. The Company will promptly notify each seller of such Registrable Securities and confirm such advice in writing, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information.

         The Company shall furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller.

         (b) The Company shall pay all costs (excluding transfer taxes, if any, and fees and expenses of Holder(s)' counsel and the Holder's pro-rata portion of the selling discount or commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(c). If the Company shall fail to comply with the provisions of Section

7.3(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all special and consequential damages (as such terms are defined under existing federal law) sustained by the Holder(s) requesting registration of their Registrable Securities.

         (c) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for at least nine months (or such longer period as permitted by the Act), and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers of Registrable Securities set forth in such registration statement. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify each seller of such Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a registration under the securities or blue sky laws of such states as reasonably are required by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The Company shall use its good faith reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities of the United States or any State thereof as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

         (d) The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter as contained in the Underwriting Agreement.

         (e) If requested by the Company prior to the filing of any registration statement covering the Registrable Securities, each of the Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Holder, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company, except that the maximum amount which may be recovered from each Holder pursuant to this paragraph or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of the Registrable Securities.

         (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants or Underlying Warrants prior to the filing of any registration statement or the effectiveness thereof.

         (g) The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 7.3 hereof without the prior written consent of the Holders of the Registrable Securities representing a majority of such securities.

         (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, ofstration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

         (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriter (except to the extent that correspondence and memoranda may contain material non-public information) copies of all correspondence between the Commission and the Company, its counsel or auditors and all non- privileged memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

         (j) With respect to a registration statement filed pursuant to Section 7.3, the Company, if requested, shall enter into an underwriting agreement with the managing underwriter, reasonably satisfactory to the Company, selected for such underwriting by Holders holding a majority of the Registrable Securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders, if required by the Underwriter to be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities, may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, and their intended methods of distribution.

         (k) Notwithstanding the provisions of paragraph 7.2 or paragraph 7.3 of this Agreement, the Company shall not be required to effect or cause the registration of Registrable Securities pursuant to paragraph 7.2 or paragraph
7.3 hereof if, within thirty (30) days after its receipt of a request to register such Registrable Securities (i) counsel for the Company delivers an opinion to the Holders requesting registration of such Registrable Securities, in form and substance satisfactory to counsel to such Holder(s), to the effect that the entire number of Registrable Securities proposed to be sold by such Holder(s) may otherwise be sold, in the manner proposed by such Holder(s), without registration under the Securities Act, or (ii) the SEC shall have issued a no-action position, in form and substance reasonably satisfactory to counsel for the Holder(s) requesting registration of such Registrable Securities, to the effect that the entire number of Registrable Securities proposed to be sold by such Holder(s) may be sold by it, in the manner proposed by such Holder(s), without registration under the Securities Act.

         (l) After completion of the Public Offering, the Company shall not, directly or indirectly, enter into any merger, business combination or consolidation in which (a) the Company shall not be the surviving corporation and (b) the stockholders of the Company are to receive, in whole or in part, capital stock or other securities of the surviving corporation, unless the surviving corporation shall, prior to such merger, business combination or consolidation, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, business combination or consolidation, provided that to the extent such securities to be received are convertible into shares of Common Stock of the issuer thereof, then any such shares of Common Stock as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of "Registrable Securities".

         (m) Upon the sale of any of the Registrable Securities, the Holder(s) shall promptly advise the Company of the amount of the Registrable Securities sold and the date of such sale(s).

         8.       Adjustments to Exercise Price and Number of Securities.

         8.1 Adjustment for Dividends, Subdivisions, Combinations or Reclassifications.

         In case the Company shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; then, and in each such case, the per share Exercise Price and the number of Warrant Securities in effect immediately prior to such action shall be adjusted so that the Holder of this Warrant thereafter upon the exercise hereof shall be entitled to receive the number and kind of shares of the Company which such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section, the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such class of capital stock.

         Immediately upon any adjustment of the Exercise Price pursuant to this Section, the Company shall send written notice thereof to the Holder of Warrant Certificates (by first class mail, postage prepaid), which notice shall state the Exercise Price resulting from such adjustment, and any increase or decrease in the number of Warrant Securities to be acquired upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         8.2      Adjustment For Reorganization, Merger or Consolidation.

         In case of any reorganization of the Company or consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant Agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such reorganization, consolidation, merger, conveyance, sale or transfer. Such supplemental Warrant Agreement shall the adjustments provided in Section 8 and such registration rights and other rights as provided in this Agreement. The Company shall not effect any such consolidation, merger, or similar transaction as contemplated by this paragraph, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holders, the obligation to deliver to the Holders, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and to perform the other obligations of the Company under this Agreement. The above provision of this Subsection shall similarly apply to successive consolidations or successively whenever any event listed above shall occur.

         8.3      Dividends and Other Distributions.

         In the event that the Company shall at any time prior to the exercise of all of the Warrants and/or Underlying Warrants distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than a distribution made as a cash dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdictions of incorporation of the Company), whether issued by the Company or by another, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such distribution as if the Warrants had been exercised immediately prior to such distribution. At the time of any such distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection or an adjustment to the Exercise Price, which shall be effective as of the day following the record date for such distribution.

         8.4      Adjustment in Number of Securities.

         Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of securities issuable upon the exercise of each Warrant and/or Underlying Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants and/or the Underlying Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.5      No Adjustment of Exercise Price in Certain Cases.

         No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than 5 cents ($.05) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 5 cents ($.05) per Share.

         8.6      Accountant's Certificate of Adjustment.

         In each case of an adjustment or readjustment of the Exercise Price or the number of any securities issuable upon exercise of the Warrants and/or Underlying Warrants, the Company, at its expense, shall cause independent certified public accountants of recognized standing selected by the Company (who may be the independent certified public accountants then auditing the books of the

Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to any Holder(s) of the Warrants and/or Underlying Warrants at the Holder(s) address as shown on the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including, but not limited to, a statement of (i) the Exercise Price at the time in effect, and (ii) the number of additional or fewer securities and the type and amount, if any, of other property which at the time would be receivable upon exercise of the Warrants and/or Underlying Warrants.

         8.7  Adjustment of Underlying Warrant Exercise Price.

         With respect to any of the Underlying Warrants whether or not the Underlying Warrants have been exercised (or are exercisable) and whether or not the Underlying Warrants are issued and outstanding, the Underlyig such Underlying Warrants shall be automatically adjusted in accordance with the Warrant Agreement between the Company and the Company's transfer agent, upon occurrence of any of the events relating to adjustments described therein. Thereafter, the Underlying Warrants shall be exercisable at such adjusted Underlying Warrant exercise price for such adjusted number of underlying shares of Common Stock or other securities, properties or rights.

         9.       Exchange and Replacement of Warrant Certificates.

         Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10.      Elimination of Fractional Interest.

         The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants and/or Underlying Warrants, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company's option, by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights, or in lieu thereof paying cash equal to such fractional interest multiplied by the current value of a share of Common Stock.

          11.  Reservation, Validity and Listing.

         The Company covenants and agrees that during the exercise period, the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Underlying Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise under this Warrant Certificate. The Company covenants and agrees that, upon exercise of the Warrants and/or the Underlying Warrants, and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly authorized, validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants and/or Underlying Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants and the Underlying Warrants to be listed and quoted (subject to official notice of issuance) on all securities exchanges and systems on which the Common Stock and/or the Public Warrants may then be listed and/or quoted, including Nasdaq.

         12.      Notices to Warrant Holders.

         Nothing contained in this Agreement shall be construed as conferring upon the Holders of the Warrants and/or Underlying Warrants the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and/or Underlying Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notices shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13.      Underlying Warrants.

         The form of the certificate representing the Underlying Warrants (and the form of election to purchase shares of Common Stock upon the exercise of the Underlying Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in the exhibits to the Warrant Agreement. Subject to the terms of this Agreement, one (1) Underlying Warrant shall evidence the right to initially purchase one (1) fully-paid and non-assessable share of Common Stock at an initial purchase price of $8.25 during the five (5) year period commencing on the Effective Date of the Registration Statement, at which time the Underlying Warrants, unless the exercise period has been extended, shall expire. The exercise price of the Underlying Warrants and the number of shares of Common Stock issuable upon the exercise of the Underlying Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Underlying Warrants have been issued, in the manner and upon the occurrence of the events set forth in the Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Underlying Warrants, each registered holder of such Underlying Warrant shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully-paid and non-assessable shares of Common Stock (subject to adjustment as provided in the Warrant Agreement) set forth in such Warrant Certificate, free and clear of all preemptive rights of stockholders, provided that such registered Holder complies with the terms governing exercise of the Underlying Warrant set forth in the Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the

Warrant Agreement. Upon exercise of the Underlying Warrants, the Company shall forthwith issue to the registered Holder of any such Underlying Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided herein and in this Agreement, the Underlying Warrants shall be governed in all respects by the terms of the Warrant Agreement. The Underlying Warrants shall be transferrable in the manner provided in the Warrant Agreement, and upon any such transfer, a new Underlying Warrant certificate shall be issued promptly to the transferee. The Company covenants to send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Warrant Agreement to be sent to holders of Underlying Warrants.

         14.      Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by facsimile and delivered personally or by overnight courier, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of any of the Registrable Securities, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth below or to such other address as the Company may designate by notice to the Holders.

                            Douglas P. Fields, Chief Executive Officer
                            Eagle Supply Group, Inc.
                            122 East 42nd Street, Suite 1116
                            New York, New York 10168

With a copy to:             Robert Perez, Esq.
                            Gusrae, Kaplan & Bruno
                            120 Wall Street
                            New York, New York 10005

                            and

                            David A. Carter, P.A.
                            2300 Glades Road, Suite 210W
                            Boca Raton, Florida 33431

         15.      Entire Agreement: Modification.

         This Agreement (and the Underwriting Agreement and Warrant Agreement to the extent applicable) contain the entire understanding between the parties hereto with respect to the subject matter hereof, and the terms and provisions of this Agreement may not be modified, waived or amended except in a writing executed by the Company and the Holders of at least a majority of Registrable Securities (based on underlying numbers of shares of Common Stock). Notice of any modification, waiver or amendment shall be promptly provided to any Holder(s) not consenting to such modification, waiver or amendment.

         16.      Successors.

         All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         17.      Termination.

         This Agreement shall terminate upon the earlier of the public sale of
all of the Registrable Securities or at the close of business on         , 2005.
Notstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination.

         18.      Governing Law; Submission to Jurisdiction.

         This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced in a federal or state court of competent jurisdiction with venue only in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida or the United States District Court for the Southern District of Florida, West Palm Beach Division, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. A party to this Agreement named as a Defendant in any action brought in connection with this Agreement in any court outside of the above named designated county or district shall have the right to have the venue of said action changed to the above designated county or district or, if necessary, have the case dismissed, requiring the other party to refile such action in an appropriate court in the above designated county or federal district.

         19.      Severability.

         If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20.      Captions.

         The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates or Registrable Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Warrant Certificates or Registrable Securities.

         22.      Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                             EAGLE SUPPLY GROUP, INC.

                                         BY:
                                            ----------------------------------
                                             Douglas P. Fields
                                             Chief Executive Officer

Attest:

--------------------------------
Frederick M. Friedman, Secretary

                                             BARRON CHASE SECURITIES, INC.

                                         By:
                                            ----------------------------------
                                             Robert Kirk, President

                            EAGLE SUPPLY GROUP, INC.

                               WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT

REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M, EASTERN TIME ON __________, 2003

NO. W-_______

____________ Common Stock             __________ Warrant
             Underwriter                         Underwriter
             Warrants                            Warrants

                                                 or

                                      __________ Underlying
                                                 Warrants

         This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of _____________ Common Stock Underwriter Warrants and/or ___________ Warrant Underwriter Warrants and/or ____________ Underlying Warrants of EAGLE SUPPLY GROUP, INC. (the "Company"). Each Common Stock Underwriter Warrant permits the Holder hereof to purchase initially, at any time from ______________, 1998 ("Purchase Date") until 5:30 p.m. Eastern Time on _____________, 2003 ("Expiration Date"), one (1) share of the Company's Common Stock at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $8.25 per share (165% of the public offering price). Each Warrant Underwriter Warrant permits the Holder hereof to purchase initially, at any time from the Purchase Date until five (5) years from the Purchase Date, one (1) Underlying Warrant at the Exercise Price of $.20625 per Underlying Warrant. Each Underlying Warrant permits the Holder thereof to purchase, at any time from the Purchase Date until five (5) years from the Purchase Date, one (1) share of the Company's Common Stock at the Exercise Price of $8.25 per share.

         Any exercise of Common Stock Underwriter Warrants and/or Warrant Underwriter Warrants and/or Underlying Warrants shall be effected by surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of ______________, 1998, between the Company and Barron Chase Securities, Inc. (the "Underwriter's Warrant Agreement"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company in the event there is no cashless exercise pursuant to
Section 3.1(ii) of the Underwriter's Warrant Agreement. The Common Stock Underwriter Warrants, the Warrant Underwriter Warrants, and the Underlying Warrants are collectively referred to as "Warrants".

         No Warrant may be exercised after 5:30 p.m., Eastern Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation or rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Underwriter's Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement.

         Upon due presentment for registration or transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ______________, 1998

                                     EAGLE SUPPLY GROUP,INC.

                                 BY:
                                    ------------------------------------------
                                     Douglas P. Fields
                                     Chief Executive Officer


Attest:


---------------------------------
Frederick M. Friedman, Secretary

                                   EXHIBIT "A"

                      FORM OF SUBSCRIPTION (CASH EXERCISE)

                  (To be signed only upon exercise of Warrant)

TO:      Douglas P. Fields, Chief Executive Officer
         Eagle Supply Group, Inc.
         122 East 42nd Street, Suite 1116
         New York, New York 10168

         The undersigned, the Holder of Warrant Certificate number __________ (the "Warrant"), representing ______________ Common Stock Underwriter Warrants and/or ________ Warrant Underwriter Warrants and/or ________Underlying Warrants of EAGLE SUPPLY GROUP, INC. (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, _________ Shares and/or ________ Underlying Warrants of the Company, and herewith makes payment of $___________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to,_________________________ ___, whose address is _________________________________________________________
_______________________________________________________________________________
_______, all in accordance with the Underwriter's Warrant Agreement and the Warrant Certificate.

Dated:____________________

                                                  -----------------------------
                                                  (Signature must conform in all
                                                  respects to name of Holder as
                                                  specified on the face of the
                                                  Warrant Certificate)

                                                  -----------------------------

                                                  -----------------------------
                                                  (Address)

                                                  -----------------------------
                                                  (Social Security Number of
                                                  Tax Identification Number)

                                   EXHIBIT "B"

                    FORM OF SUBSCRIPTION (CASHLESS EXERCISE)

TO:      Douglas P. Fields, Chief Executive Officer
         Eagle Supply Group, Inc.
         122 East 42nd Street, Suite 1116

         New York, New York 10168

         The undersigned, the Holder of Warrant Certificate number (the "Warrant"), representing ______________ Common Stock Underwriter Warrants and/or ____________ Underlying Warrants of EAGLE SUPPLY GROUP, INC. (the "Company"), which Warrant is being delivered herewith, hereby irrevocably elects the cashless exercise of the purchase right provided by the Underwriter's Warrant Agreement and the Warrant Certificate for, and to purchase thereunder, Shares of the Company in accordance with the formula provided at Section three
(3) of the Underwriter's Warrant Agreement. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to,_______ _______________________________________________________________________ , whose address is,____________________________________________________________________
______________________________________________________________________ , all in
accordance with the Warrant Certificate.

Dated:________________________

                                                  ------------------------------
                                                  (Signature must conform in all
                                                  respects to name of Holder as
                                                  specified on the face of the
                                                  Warrant Certificate)

                                                  -----------------------------

                                                  -----------------------------
                                                  (Address)

                                                  -----------------------------
                                                  (Social Security Number of
                                                  Tax Identification Number)

                              (FORM OF ASSIGNMENT)

               (To be exercised by the registered holder if such
              holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED ____________________________________________________________
hereby sells, assigns and transfers unto

                     (Print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.

Dated:                                    Signature:

---------------------------               ------------------------------------

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the fact of the
                                          Warrant Certificate)



                                          ------------------------------------
                                          (Insert Social Security or
                                          Other Identifying Number of
                                          Assignee)